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                                                                   EXHIBIT 10.36




                                  June 7, 2000




Mr. William Estroff, President
eMissions, Inc.
2900 Atlantic Avenue
Fernandina Beach, FL  32034

          Re: Lease by and between Lake Holdings, LLC d/b/a Quick Test and The Estate of Miriam G. Homeyer and dated June 2, 1999 (the "Lease")
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Gentlemen:

     The Estate of Miriam G. Homeyer ("Homeyer") has been informed that eMissions Testing, Inc. ("eMissions") or a subsidiary or affiliate of it is purchasing the assets and certain of the liabilities of the automobile emissions testing business of Lake Holdings, LLC d/b/a Quick Test, the current lessee under the Lease.

     By this letter, Homeyer:

       (i) consents to the assignment of the Lease and related agreements granted by it or its affiliates to (and their assumption by) eMissions, and without limiting the foregoing, agrees not to enforce any termination rights arising by reason of such assignment and assumption or modify or otherwise alter the Lease by reason of such assignment and assumption; and

       (ii) effective upon such assignment and assumption, releases Lake Holdings, LLC, d/b/a Quick Test from all obligations and liabilities relating to periods prior to after the assignment and assumption.

     The foregoing consent relates only to the proposed assignment of the Lease to eMissions in connection with eMissions' purchase of Lake Holdings' automobile emissions testing business and does not constitute a consent to any further assignments of the Lease.

     Further, Homeyer confirms (i) that the Lease is in full force and effect,
(ii) to its knowledge, that Lake Holdings is in full compliance with all its obligations under the Lease and that there are no defaults under the Lease or events which, with notice or lapse of time or both, would constitute a default under the Lease, and (iii) that the undersigned has not asserted any termination, cancellation, or non-renewal rights with respect to the Lease and has no current intention of doing so.



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Mr. William Estroff, President
June 7, 2000
Page 2


         Please notify us of the effective date of the assignment and assumption.

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                                    Sincerely,

                                    The Estate of Miriam G. Homeyer



                                    By: /s/ Andrew W. Homeyer
                                       ---------------------------------
                                       Name:  Andy Homeyer
                                       Title:  Co-Executor



                                    By: /s/ Eleanor G. Homeyer
                                       ----------------------------------
                                       Name:  Eleanor G. Homeyer
                                       Title:  Co-Executor

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